Exhibit 8.2

Form of Opinion

[Shearman & Sterling LLP letterhead]

[                ], 2015

Liberty Global plc

38 Hans Crescent

London SW1X 0LZ

United Kingdom

LiLAC Ordinary Shares

U.S. Federal Income Tax Opinion

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the creation and issuance of three new classes of ordinary shares (“LiLAC Ordinary Shares”) of Liberty Global plc, a public limited company incorporated under English law (“Liberty Global”), pursuant to (i) the proposed new Articles of Association of Liberty Global (the “Articles”), which provide for the creation and authorization of the LiLAC Ordinary Shares and the corresponding changes to the rights associated with the existing Liberty Global Ordinary Shares and (ii) following the requisite shareholder approval for the adoption of the Articles and the related matters set forth in the Registration Statement, and the effectiveness of the Articles pursuant to the approval of the board of directors of Liberty Global, the declaration by the board of directors of Liberty Global of a subsequent allotment and issue of the LiLAC Ordinary Shares to holders of the existing Liberty Global Ordinary Shares as fully paid bonus shares in an issuance on a pro rata basis to the applicable class of Liberty Global Ordinary Shares (collectively, the “Transaction”). In connection with the Transaction, Liberty Global has filed the Registration Statement on Form S-4 (File No. 333-199552), including the Proxy Statement/Prospectus forming a part thereof (collectively, the “Registration Statement”), with the Securities and Exchange Commission on October 22, 2014 (as amended on or before the date hereof). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In preparing our opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the existing Articles of Association of Liberty Global which will be in effect immediately prior to the Transaction, the Articles, the Registration Statement, the representation letter of Liberty Global and Liberty Global, Inc., a Delaware corporation and wholly owned subsidiary of Liberty Global (“LGI”), delivered to us for purposes of this opinion (the “Representation Letter”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Liberty Global and LGI and we have assumed that such statements and representations, including those set forth in the Registration Statement and the Representation Letter, are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief.

In rendering our opinion, we have assumed that (i) the Transaction will be consummated as described in the Registration Statement and the Articles, in each case, including the arrangements and policies referred to or described therein (and none of the terms or conditions contained therein have been or will be waived or modified), (ii) the Registration Statement and the Articles, and the arrangements and policies contemplated therein, represent the full and complete understanding of Liberty Global regarding the Transaction, and there are no written or oral arrangements or policies regarding the Transaction and to which Liberty Global is a party other than those arrangements and policies expressly referred to or contemplated in the Registration Statement and the Articles, (iii) there will be due execution and delivery of all documents required for the Transaction to be effective, (iv) the covenants described in the Registration Statement and the Representation Letter will be complied with in all material respects (without waiver), and (v) no action has been, or will be, taken that is inconsistent with any statement, representation or covenant made in any of the Registration Statement, the Articles or the Representation Letter. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above, including those set forth in the Representation Letter. Any change in these facts, information, covenants and representations or the assumptions set forth above could affect the conclusions expressed herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). Any change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Further, our opinion is not binding on the IRS or courts and thus there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable U.S. federal income tax law:

•	the Transaction should be treated as a reorganization within the meaning of Section 368(a) of the Code;

•	the LiLAC Ordinary Shares received in the Transaction should be treated as stock of Liberty Global for U.S. federal income tax purposes;

•	no gain or loss should be recognized by Liberty Global (including its subsidiaries) as a result of the issuance of the LiLAC Ordinary Shares;

•

holders of Liberty Global Ordinary Shares should not recognize any taxable income, gain or loss as a result of the issuance of the LiLAC Ordinary Shares (except with respect to cash received in lieu of fractional shares of LiLAC Ordinary Shares);

•	the LiLAC Ordinary Shares should not constitute “Section 306 stock” within the meaning of Section 306(c) of the Code; and

•	LG should not be denied the benefits of the U.S.-U.K. Tax Treaty pursuant to Article 23(5) of the U.S.-U.K. Tax Treaty solely as a result of the issuance of the LiLAC Ordinary Shares.

We render no opinion except as expressly set forth above. For additional information with respect to U.S. federal income tax matters related to the Transaction, see the discussion set forth under the heading “Material Tax Consequences of the Transaction—Material U.S. Federal Income Tax Consequences” in the Registration Statement. This opinion has been prepared for you solely in connection with the Transaction. This opinion was not written, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on it with respect to any U.S. federal income tax issue not expressly discussed in this opinion.

Further, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, will not adversely affect the accuracy of the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters or changes arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Subject to the limitations set forth herein, this letter can be relied upon by LGI as if addressed to LGI.

Very truly yours,

Shearman & Sterling LLP

LMB/EDH/GMF

RAR

cc:	Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112